Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:July 22, 2021

CONTACT:Kenneth J. Stephon

Chairman, President and CEO

PHONE:(856) 656-2201, ext. 1009

WILLIAM PENN BANCORPORATION ANNOUNCES QUARTER AND YEAR END RESULTS AND SPECIAL CASH DIVIDEND TO SHAREHOLDERS

BRISTOL, PENNSYLVANIA, July 22, 2021 — William Penn Bancorporation (“William Penn” or the “Company”) (NASDAQ CM: WMPN), the parent company of William Penn Bank (the “Bank”), today announced its financial results for the quarter and year ended June 30, 2021.  William Penn recorded net income of $666 thousand and $3.8 million, or $0.05 and $0.26 per diluted share, for the quarter and year ended June 30, 2021, respectively, compared to a net loss of $1.3 million and net income of $1.3 million, or ($0.10) and $0.10 per diluted share, for the quarter and year ended June 30, 2020.  Net income for the year ended June 30, 2021 included a $495 thousand, or $0.03 per diluted share, gain on the disposition of premises and equipment primarily due to the sale of several commercial real estate properties that were acquired in connection with the acquisitions of Washington Savings Bank (“Washington”) and Fidelity Savings and Loan Association of Bucks County (“Fidelity”), which were completed on May 1, 2020.  Net income for the quarter and year ended June 30, 2020 included $2.3 million and $2.5 million, or $0.16 and $0.19 per diluted share, respectively, of merger related expenses net of the gain on bargain purchase associated with the acquisitions of Washington and Fidelity.

Kenneth J. Stephon, William Penn’s Chairman, President and CEO, stated “We are focused on the deployment of the second step proceeds to assist us in achieving our strategic and financial growth goals.  We remain focused on prudent capital management, organic growth, and improving our financial performance.  We continue to experience diminished loan demand as we continue to operate in a challenging environment as a result of the COVID-19 pandemic.  We believe the recent additions to our executive management team, including Alan Turner as Executive Vice President and Chief Lending Officer, Jeannine Cimino as Executive Vice President and Chief Retail Officer, and Amy Hannigan as Executive Vice President and Chief Operating Officer, provide the Company with new opportunities that will improve our financial performance and enhance the William Penn brand.”

Highlights for the quarter and year ended June 30, 2021 are as follows:

●	As previously announced on March 24, 2021, William Penn completed the subscription stock offering conducted in connection with its second-step conversion. In connection with the conversion, 12,640,035 shares of common stock were sold, at a price of $10.00 per share, for gross proceeds of $126.4 million. William Penn contributed $61.7 million of the net offering proceeds to the Bank to support the continuing operations of the Bank.
●	Following the second-step conversion, our capital levels significantly increased with tangible capital to tangible assets totaling 25.85% at June 30, 2021 compared to 12.36% at June 30, 2020.
●	Tangible book value per share(1) measured $13.92 as of June 30, 2021 compared to $6.17 as of June 30, 2020.
●	During the year ended June 30, 2021, William Penn recorded net income of $3.8 million, or $0.26 per diluted share.
●	Net interest income increased $6.7 million, or 45.6%, for the year ended June 30, 2021 compared to the same period in the prior year.
●	William Penn maintained strong credit reserves amidst the uncertain economic environment and recorded a $20 thousand and $133 thousand provision for loan losses during the quarter and year ended June 30, 2021, respectively.

(1) As used in this press release, tangible book value per share is a non-GAAP financial measure.  This non-GAAP financial measure excludes goodwill and other intangible assets.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

●	Asset quality metrics continued to remain strong with non-performing assets to total assets of 0.65% as of June 30, 2021. Our allowance for loan losses totaled $3.6 million, or 1.18% of total loans, excluding acquired loans(2), as of June 30, 2021, compared to $3.5 million, or 1.27% of total loans, excluding acquired loans(2), as of June 30, 2020.

●	The balance of loans on deferral in accordance with the provisions of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) decreased to $366 thousand at June 30, 2021, compared to $49.8 million at June 30, 2020.

On July 21, 2021, the Company also declared a special dividend of 30 cents per common share, payable August 18, 2021, to common shareholders of record at the close of business on August 2, 2021.

Mr. Stephon commented, “I am pleased to report that the Company has declared a one-time special dividend of $0.30 per common share.  We appreciate our shareholders’ investment in the Company and, although the special dividend is a non-recurring and one-time event, we will continue to explore available opportunities to enhance shareholder value.”

As previously disclosed, the Company intends to pay regular cash dividends on a quarterly basis, but has not determined the timing of its first regular quarterly dividend.  In determining the amount of any future dividends, the board of directors will take into account the Company’s financial condition and results of operations, tax considerations, capital requirements and alternative uses for capital, industry standards, and economic conditions.  The Company cannot guarantee that it will pay such dividends or that, if paid, it will not reduce or eliminate dividends in the future.

Balance Sheet

Total assets increased $85.9 million, or 11.7%, to $822.4 million at June 30, 2021, from $736.5 million at June 30, 2020.  The increase in total assets can primarily be attributed to an $85.8 million increase in total cash and cash equivalents, a $33.3 million increase in investment securities, and a $20.5 million increase in bank-owned life insurance, partially offset by a $47.3 million decrease in gross loans.

Cash and cash equivalents increased $85.8 million, or 103.5%, to $168.7 million at June 30, 2021, from $82.9 million at June 30, 2020.  The increase in cash and cash equivalents was primarily driven by $126.4 million of gross offering proceeds received in connection with the second step offering and a $47.3 million decrease in gross loans.  These increases to cash and cash equivalents were partially offset by a $33.3 million increase in investment securities, a $23.9 million decrease in advances from the Federal Home Loan Bank (“FHLB”) of Pittsburgh, a $20.5 million increase in bank-owned life insurance, and a $6.7 million decrease in deposits.  The decrease in advances from the FHLB of Pittsburgh was due to the strategic prepayment of $23.2 million of higher-cost advances during the quarter ended September 30, 2020.

Investments increased $33.3 million, or 37.0%, to $123.3 million at June 30, 2021, from $90.0 million at June 30, 2020. During the quarter ended June 30, 2021, the Company invested a portion of the second step offering proceeds in available-for-sale securities.  The Company remains focused on maintaining a high-quality investment portfolio that provides a steady stream of cash flows both in the current and in rising interest rate environments.

Gross loans decreased $47.3 million, or 9.2%, to $464.8 million at June 30, 2021, from $512.1 million at June 30, 2020.  The COVID-19 pandemic and low interest rate environment have created a highly competitive market for lending.  The Company maintains conservative lending practices and is focused on lending to borrowers with high credit quality within its market footprint.

Bank-owned life insurance increased $20.5 million, or 138.7%, to $35.2 million at June 30, 2021, from $14.7 million at June 30, 2020.  Management purchased $20.0 million of bank-owned life insurance during the quarter ended June 30, 2021.  Management believes that bank-owned life insurance is a low-risk investment alternative with an attractive yield.

(2) As used in this press release, the ratio of the allowance for loan losses to total loans, excluding acquired loans, is a non-GAAP financial measure.  This non-GAAP financial measure excludes loans acquired in a business combination.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

Deposits decreased $6.7 million, or 1.2%, to $553.1 million at June 30, 2021, from $559.8 million at June 30, 2020.  The decrease in deposits was primarily due to a $34.2 million decrease in time deposits, partially offset by a $27.4 million increase in core deposits.  The decrease in time deposits was consistent with the planned run-off associated with our re-pricing of higher-cost, non-relationship-based deposit accounts.

Borrowings decreased $23.9 million, or 36.8%, to $41.0 million at June 30, 2021, from $64.9 million at June 30, 2020.  The decrease in borrowings was primarily due to the previously discussed prepayment of $23.2 million of higher-cost advances from the FHLB of Pittsburgh during the quarter ended September 30, 2020.

Stockholders’ equity increased $120.5 million, or 125.1%, to $216.9 million at June 30, 2021, from $96.4 million at June 30, 2020.  The increase in stockholders’ equity was primarily due to $123.4 million of net proceeds received in connection with the second-step conversion subscription offering and net income of $3.8 million for the year ended June 30, 2021, partially offset by the purchase of 881,130 shares, or $10.1 million, of the Company’s common stock in the open market for the William Penn Bank Employee Stock Ownership Plan and $1.9 million of dividends paid to common shareholders in August 2020.  Tangible book value per share(1) measured $13.92 as of June 30, 2021 compared to $6.17 as of June 30, 2020.

Net Interest Income

For the quarter ended June 30, 2021, net interest income was $5.4 million, an increase of $893 thousand, or 19.8%, from the quarter ended June 30, 2020. The increase in net interest income was primarily due to an increase in interest-earning assets as a result of the acquisitions of Washington and Fidelity effective May 1, 2020 and a $529 thousand decrease in interest expense primarily due to the re-pricing of deposits in the current low interest rate environment.  The net interest margin measured 2.90% for the quarter ended June 30, 2021 compared to 3.11% for the same period in 2020.  The decrease in the net interest margin is consistent with the recent decrease in interest rates and current margin compression that is primarily due to the ongoing COVID-19 pandemic and its continued impact on the economy and interest rate environment, as well as the excess cash that the Bank held in connection with the second-step offering during the quarter ended June 30, 2021.

For the year ended June 30, 2021, net interest income was $21.5 million, an increase of $6.7 million, or 45.6%, from the year ended June 30, 2020. The increase in net interest income was primarily due to an increase in interest-earning assets as a result of the acquisitions of Washington and Fidelity effective May 1, 2020 and a $712 thousand decrease in interest expense primarily due to the re-pricing of deposits in the current low interest rate environment.  The net interest margin measured 3.04% for the year ended June 30, 2021 compared to 3.30% for the same period in 2020.  The decrease in the net interest margin is consistent with the recent decrease in interest rates and current margin compression that is primarily due to the ongoing COVID-19 pandemic and its continued impact on the economy and interest rate environment.

Non-interest Income

For the quarter ended June 30, 2021, non-interest income totaled $536 thousand, a decrease of $605 thousand, or 53.0%, from the quarter ended June 30, 2020.  The decrease was primarily due to a $746 thousand gain on bargain purchase recorded during the quarter ended June 30, 2020 in connection with the Bank’s acquisitions of Washington and Fidelity, which were completed on May 1, 2020.  This decrease to non-interest income was partially offset by a $95 thousand increase in service fees as a result of higher deposit transaction volume due primarily to the acquisitions of Washington and Fidelity and a $60 thousand gain on the sale of a commercial real estate property recorded during the quarter ended June 30, 2021.

For the year ended June 30, 2021, non-interest income totaled $2.3 million, an increase of $151 thousand, or 7.0%, from the year ended June 30, 2020.  The increase was primarily due to a $495 thousand net gain on the disposition of premises and equipment related to the sale of commercial real estate properties and a $206 thousand gain recorded in connection with the sale of other real estate owned.  In addition, service fee income increased $216 thousand as a result of higher deposit transaction volume due primarily to the acquisitions of Washington and Fidelity effective May 1, 2020, as well as a $126 thousand increase in earnings on bank-owned life insurance.  These increases to non-interest income were partially offset by a $746 thousand gain on bargain purchase recorded during the quarter ended June 30, 2020 in connection with the Bank’s acquisitions of Washington and Fidelity and a $202 thousand decrease in the net gain on sale of investment securities.

Non-interest Expense

For the quarter ended June 30, 2021, non-interest expense totaled $5.1 million, a decrease of $1.7 million, or 25.2%, from the quarter ended June 30, 2020.  The decrease in non-interest expense was primarily due to $3.1 million of merger related expenses associated with the acquisitions of Washington and Fidelity recorded during the quarter ended June 30, 2020.  This decrease to non-interest expense was partially offset by a $674 thousand increase in salaries and employee benefits due to the addition of new employees from the acquisitions of Washington and Fidelity and one-time severance costs, a $307 thousand increase in professional fees primarily due to an increase in legal costs, and a $162 thousand loss on lease abandonment associated with the closure of our Frankford branch effective June 30, 2021 as part of our branch consolidation efforts.

For the year ended June 30, 2021, non-interest expense totaled $19.0 million, an increase of $3.6 million, or 23.4%, from the year ended June 30, 2020.  The increase in non-interest expense was primarily due to a $3.4 million increase in salaries and employee benefits due to the addition of new employees from the acquisitions of Washington and Fidelity and a $1.1 million increase in occupancy and equipment expense due to additional operating costs from new branch offices and increased depreciation expense associated with premises and equipment from the acquisitions of Washington and Fidelity.  The $640 thousand increase in data processing expense and the $750 thousand increase in other non-interest expense can be attributed to operating a larger organization that has resulted from the two acquisitions by William Penn Bank completed on May 1, 2020.  The $613 thousand increase in professional fees can be attributed to an increase in legal costs and the $161 thousand of prepayment penalties is related to the prepayment of $23.2 million of higher-cost advances from the FHLB of Pittsburgh.  These increases to non-interest expense were partially offset by $3.3 million of merger related expenses associated with the Washington and Fidelity acquisitions recorded during the year ended June 30, 2020.

Income Taxes

For the quarter ended June 30, 2021, we recorded a provision for income taxes of $158 thousand, reflecting an effective tax rate of 19.2%, compared to an income tax benefit of $479 thousand, reflecting an effective tax rate of (27.0)%, for the same period in 2020.  The increase in the provision for income taxes for the quarter ended June 30, 2021 compared to the same period a year ago is primarily due to higher income before income taxes and the $408 thousand effect of a change in tax law related to the treatment of bank-owned life insurance acquired as part of our 2018 acquisition of Audubon Savings Bank that reduced income tax expense during the quarter ended June 30, 2020.  The effective tax rate for the quarter ended June 30, 2021 compared to the same period a year ago was also impacted by the previously discussed change in tax law related to the treatment of bank-owned life insurance that reduced income tax expense during the quarter ended June 30, 2020.

For the year ended June 30, 2021, we recorded a provision for income taxes of $947 thousand, reflecting an effective tax rate of 20.0%, compared to an income tax benefit of $387 thousand, reflecting an effective tax rate of (41.1)%, for the same period in 2020.  The increase in the provision for income taxes for the year ended June 30, 2021 compared to the same period a year ago is primarily due to higher income before income taxes and the $408 thousand effect of the previously discussed change in tax law related to the treatment of bank-owned life insurance that reduced income tax expense during the year ended June 30, 2020.  The effective tax rate for the year ended June 30, 2021 compared to the same period a year ago was also impacted by the previously discussed change in tax law related to the treatment of bank-owned life insurance that reduced income tax expense during the year ended June 30, 2020.

Asset Quality

Our ratio of non-performing assets to total assets remained low at 0.65% as of June 30, 2021.  In addition, our net charge-offs remained low with $39 thousand, or 0.01% of gross loans, of net charge-offs recorded during the year ended June 30, 2021.  During the year ended June 30, 2021, we continued to build our reserves and recorded a $133 thousand provision for loan losses.  As a result of the economic uncertainty due to the COVID-19 pandemic, we recorded a $626 thousand provision for loan losses during the year ended June 30, 2020.  Our allowance for loan losses totaled $3.6 million, or 1.18% of total loans, excluding acquired loans(2), as of June 30, 2021, compared to $3.5 million, or 1.27% of total loans, excluding acquired loans(2), as of June 30, 2020.  In addition, the balance of loans on deferral in accordance with the provisions of the CARES Act decreased to $366 thousand as of June 30, 2021, compared to $49.8 million at June 30, 2020.

Capital

The Bank’s capital position remains strong relative to current regulatory requirements. The Bank continues to have substantial liquidity that has been retained in cash or invested in high quality government-backed securities. As of June 30, 2021, William Penn’s tangible capital to tangible assets totaled 25.85%.  In addition, at June 30, 2021, we had the ability to borrow up to $280.8 million from the Federal Home Loan Bank of Pittsburgh.  The federal regulators issued a final rule, effective January 1,

2020, that set the elective community bank leverage ratio at 9% of tier 1 capital to average total consolidated assets.  The Bank has elected to follow this alternative framework.  As of June 30, 2021, William Penn Bank had a community bank leverage ratio of 18.89% and is considered well-capitalized under the prompt corrective action framework.

About William Penn Bancorporation

William Penn Bancorporation, headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which serves the Delaware Valley area through eleven full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington and Camden Counties in New Jersey.  The Company's executive offices are located at 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007.  William Penn Bank's deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC).  The primary federal regulator for William Penn Bank is the FDIC.  For more information about the Bank and William Penn, please visit www.williampenn.bank.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, the effect of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios and our ability to successfully integrate the business operations of acquired businesses into our business operations, and that the Company may not be successful in the implementation of its business strategy or its deployment of the proceeds raised in its second step conversion offering. Additionally, other risks and uncertainties may be described in William Penn’s prospectus, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(3) on January 25, 2021, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, each of which is available through the SEC’s EDGAR website located at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, William Penn assumes no obligation to update any forward-looking statements.

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Financial Condition

(Dollars in thousands, except share amounts)

	June 30,	March 31,	June 30,
	2021	2021	2020

ASSETS
Cash and due from banks	$11,102	$8,713	$21,385
Interest bearing deposits with other banks	157,620	170,844	56,755
Federal funds sold	-	-	4,775
Total cash and cash equivalents	168,722	179,557	82,915
Interest-bearing time deposits	1,850	2,050	2,300
Securities available for sale	123,335	109,184	89,998
Loans receivable, net of allowance for loan losses of $3,613, $3,599, and $3,519, respectively	461,196	475,730	508,605
Premises and equipment, net	13,439	13,534	16,733
Regulatory stock, at cost	2,954	3,025	4,200
Deferred income taxes	3,574	4,044	4,817
Bank-owned life insurance	35,231	15,078	14,758
Goodwill	4,858	4,858	4,858
Intangible assets	937	1,000	1,192
Accrued interest receivable and other assets	6,312	9,367	6,076
TOTAL ASSETS	$822,408	$817,427	$736,452

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits	$553,103	$548,316	$559,848
Advances from Federal Home Loan Bank	41,000	41,000	64,892
Advances from borrowers for taxes and insurance	3,731	3,403	4,536
Accrued interest payable and other liabilities	7,648	9,668	10,811
TOTAL LIABILITIES	605,482	602,387	640,087

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value	-	-	-
Common Stock, $0.01, $0.01, and $0.10 par value, respectively	152	152	467
Additional paid-in capital	168,349	168,349	42,932
Treasury stock at cost	-	-	(3,710)
Unearned common stock held by employee stock ownership plan	(10,004)	(10,104)	-
Retained earnings	58,493	57,827	56,600
Accumulated other comprehensive (loss) income	(64)	(1,184)	76
TOTAL STOCKHOLDERS' EQUITY	216,926	215,040	96,365
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$822,408	$817,427	$736,452

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	For the Quarter Ended			For the Year Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
INTEREST INCOME
Loans receivable, including fees	$5,563	$5,701	$5,414	$23,390	$17,914
Securities	519	449	356	2,093	1,453
Other	93	80	41	363	450
Total interest income	6,175	6,230	5,811	25,846	19,817
INTEREST EXPENSE
Deposits	502	652	946	3,153	3,604
Borrowings	265	262	350	1,153	1,414
Total interest expense	767	914	1,296	4,306	5,018

Net interest income	5,408	5,316	4,515	21,540	14,799
Provision for loan losses	20	15	605	133	626
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,388	5,301	3,910	21,407	14,173
OTHER INCOME
Service fees	217	199	122	785	569
Net gain on sale of securities	31	35	42	36	238
Earnings on bank-owned life insurance	153	110	98	473	347
Gain on bargain purchase	-	-	746	-	746
Net gain (loss) on disposition of premises and equipment	60	(34)	-	495	-
Net gain on sale of other real estate owned	-	160	-	206	-
Other	75	65	133	316	260
Total other income	536	535	1,141	2,311	2,160
OTHER EXPENSES
Salaries and employee benefits	2,712	2,490	2,037	10,282	6,855
Occupancy and equipment	685	813	576	2,912	1,784
Data processing	445	419	356	1,795	1,155
Professional fees	466	193	159	1,064	451
Amortization on intangible assets	63	64	66	255	242
Loss on lease abandonment	162	-	-	162	-
Prepayment penalties	-	-	-	161	-
Merger related expenses	-	-	3,060	-	3,294
Other	567	517	568	2,361	1,611
Total other expense	5,100	4,496	6,822	18,992	15,392

Income (loss) before income taxes	824	1,340	(1,771)	4,726	941

Income tax expense (benefit)	158	273	(479)	947	(387)
NET INCOME (LOSS)	$666	$1,067	$(1,292)	$3,779	$1,328

Basic and diluted earnings (loss) per share	$0.05	$0.07	$(0.10)	$0.26	$0.10

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Selected Consolidated Financial and Other Data

(Dollars in thousands)

	For the Quarter Ended						For the Year Ended
	June 30, 2021			June 30, 2020			June 30, 2021			June 30, 2020
	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost

Interest-earning assets:
Loans	$474,836	$5,563	4.69%	$463,785	$5,414	4.67%	$492,070	$23,390	4.75%	$366,372	$17,914	4.89%
Investment securities	101,583	519	2.04	68,640	356	2.07	110,143	2,093	1.90	56,755	1,453	2.56
Other interest-earning assets	169,797	93	0.22	48,789	41	0.34	106,499	363	0.34	25,373	450	1.77
Total interest-earning assets	746,216	6,175	3.31	581,214	5,811	4.00	708,712	25,846	3.65	448,500	19,817	4.42
Non-interest-earning assets	66,120			69,164			64,134			42,481
Total assets	$812,336			$650,378			$772,846			$490,981

Interest-bearing liabilities:
Interest-bearing checking accounts	$101,012	20	0.08%	$83,657	36	0.17	$100,032	110	0.11%	$63,389	82	0.13%
Money market deposit accounts	134,132	109	0.33	107,660	228	0.85	146,085	841	0.58	88,965	1,136	1.28
Savings, including club deposits	101,327	25	0.10	72,904	37	0.20	98,100	124	0.13	42,044	67	0.16
Certificates of deposit	164,197	348	0.85	169,249	645	1.52	186,740	2,078	1.11	127,553	2,319	1.82
Total interest-bearing deposits	500,668	502	0.40	433,470	946	0.87	530,957	3,153	0.59	321,951	3,604	1.12
FHLB advances and other borrowings	41,027	265	2.58	65,982	350	2.12	44,550	1,153	2.59	58,401	1,414	2.42
Total interest-bearing liabilities	541,695	767	0.57	499,452	1,296	1.04	575,507	4,306	0.75	380,352	5,018	1.32

Non-interest-bearing liabilities:
Non-interest-bearing deposits	48,651			34,987			58,248			20,311
Other non-interest-bearing	8,826			16,685			10,179			9,196
liabilities
Total liabilities	599,172			551,124			643,934			409,859
Total equity	213,164			99,254			128,912			81,122
Total liabilities and equity	$812,336			$650,378			$772,846			$490,981

Net interest income		$5,408			$4,515			$21,540			$14,799

Interest rate spread		2.74%			2.96%			2.90%			3.10%
Net interest-earning assets	$204,521			$81,762			$133,205			$68,148
Net interest margin		2.90%			3.11%			3.04%			3.30%
Ratio of interest-earning assets to interest-bearing liabilities	137.76%			116.37%			123.15%			117.92%

ASSET QUALITY INDICATORS (UNAUDITED)

	June 30,	March 31,	June 30,
(Dollars in thousands)	2021	2021	2020

Non-performing assets:
Non-accruing loans	$5,301	$5,956	$3,172
Accruing loans past due 90 days or more	-	-	90
Total non-performing loans	$5,301	$5,956	$3,262

Real estate owned	75	100	100

Total non-performing assets	$5,376	$6,056	$3,362

Non-performing loans to total loans	1.14%	1.24%	0.64%
Non-performing assets to total assets	0.65%	0.74%	0.46%
ALLL to total loans and leases	0.78%	0.75%	0.69%
ALLL to non-performing loans	68.16%	60.43%	107.88%

Key performance ratios are as follows for the quarter (annualized) and year ended (unaudited):

	For the Quarter Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
PERFORMANCE RATIOS:
(annualized for the quarter ended)
Return (loss) on average assets	0.33%	0.54%	(0.79)%	0.49%	0.27%
Return on average assets (excluding merger charges and gain on bargain purchase)(3)	0.33%	0.54%	0.77%	0.49%	0.79%
Return (loss) on average equity	1.25%	4.03%	(5.21)%	2.93%	1.64%
Return on average equity (excluding merger charges and gain on bargain purchase)(3)	1.25%	4.03%	5.06%	2.93%	4.78%
Net interest margin	2.90%	2.91%	3.11%	3.04%	3.30%
Net charge-off ratio	0.00%	0.00%	0.08%	0.01%	0.09%
Efficiency ratio	85.80%	76.84%	120.62%	79.63%	90.76%
Efficiency ratio (excluding merger charges and gain on bargain purchase)(3)	85.80%	76.84%	71.85%	79.63%	74.62%
Tangible common equity	25.85%	25.78%	12.36%	25.85%	12.36%

(3) As used in this press release, these are non-GAAP financial measures. These non-GAAP financial measure exclude merger charges and gain on bargain purchase. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

Non-GAAP Reconciliation (Unaudited)

In this press release, we present the non-GAAP financial measures included in the tables below, which are used to evaluate our performance and exclude the effects of certain transactions and one-time events that we believe are unrelated to our core business and not necessarily indicative of our current performance or financial position. Management believes excluding these items facilitates greater visibility into our core businesses and underlying trends that may, to some extent, be obscured by inclusion of such items.  The following tables include a reconciliation of the non-GAAP financial measures used in this press release to their comparable GAAP measures.

William Penn Bancorporation and Subsidiaries
Non-GAAP Reconciliation
(Dollars in thousands, except share and per share data)		June 30,	March 31,		June 30,
		2021	2021		2020
Calculation of tangible book value per share:
Total Stockholders' Equity			$216,926	$215,040	$96,365
Less: Goodwill and other intangible assets			5,795	5,858	6,050
Total tangible equity (non-GAAP)			$211,131	$209,182	$90,315
Total common shares outstanding (adjusted for 3.2585 exchange ratio)			15,170,566	15,170,566	14,628,530

Book value per share (GAAP)			$14.30	$14.17	$6.59
Tangible book value per share (non-GAAP)			$13.92	$13.79	$6.17

Calculation of the ratio of the allowance for loan losses to total loans, excluding acquired loans:
Gross loans receivable			$464,809	$479,329	$512,124
Less: Loans acquired in a business combination			158,261	177,996	235,112
Gross loans receivable, excluding acquired loans (non-GAAP)			$306,548	$301,333	$277,012
Allowance for loan losses			$3,613	$3,599	$3,519

Allowance for loan losses to total loans (GAAP)			0.78%	0.75%	0.69%
Allowance for loan losses to total loans, excluding acquired loans (non-GAAP)			1.18%	1.19%	1.27%

	For the Quarter Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Calculation of return on average assets and average equity:
Net income (loss)	$666	$1,067	$(1,292)	$3,779	$1,328
Less adjustments:
Merger charges	-	-	3,294	-	3,294
Gain on bargain purchase	-	-	(746)	-	(746)
Adjusted net income	$666	$1,067	$1,256	$3,779	$3,876
Average assets	$812,336	$793,768	$650,378	$772,846	$490,981

Return (loss) on average assets (GAAP)	0.33%	0.54%	(0.79)%	0.49%	0.27%
Return on average assets (non-GAAP)	0.33%	0.54%	0.77%	0.49%	0.79%

Average equity	$213,164	$105,951	$99,254	$128,912	$81,122

Return (loss) on average equity (GAAP)	1.25%	4.03%	(5.21)%	2.93%	1.64%
Return on average equity (non-GAAP)	1.25%	4.03%	5.06%	2.93%	4.78%

Calculation of efficiency ratio:
Non-interest expense	$5,100	$4,496	$6,822	$18,992	$15,392
Less adjustments:
Merger charges	-	-	3,294	-	3,294
Adjusted non-interest expense	$5,100	$4,496	$3,528	$18,992	$12,098
Net interest income	$5,408	$5,316	$4,515	$21,540	$14,799
Non-interest income	$536	$535	$1,141	$2,311	$2,160
Less adjustments:
Gain on bargain purchase	-	-	746	-	746
Adjusted non-interest income	$536	$535	$395	$2,311	$1,414

Efficiency ratio (GAAP)	85.80%	76.84%	120.62%	79.63%	90.76%
Efficiency ratio (non-GAAP)	85.80%	76.84%	71.85%	79.63%	74.62%